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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ___________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Cypress Communications, Inc.
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            (Exact Name of Registrant as Specified in its Charter)

     Delaware                                                  58-2330270
-----------------------                                   -------------------
(State of Incorporation                                   (I.R.S. Employer
or Organization)                                          Identification no.)

     Fifteen Piedmont Center, Suite 710 Atlanta, Georgia           30305
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              (Address of Principal Executive Offices)          (Zip Code)


  If this form relates to the             If this form relates to the
  registration of a class of securities   registration of a class of securities
  pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
  Exchange Act and is effective           Exchange Act and is effective
  pursuant to General Instruction         pursuant to General Instruction
  A.(c), please check the following       A.(d), please check the following
  box.  [_]                               box.  [X]

Securities Act registration statement file number to which this form relates:
   333-92011
---------------
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                     Name of Each Exchange on Which
     to be so Registered                     Each Class is to be Registered
     -------------------                     ------------------------------

          None
-------------------------------------    ---------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.001 per share
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                               (Title of class)

                        Preferred Stock Purchase Rights
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                               (Title of class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

          The classes of securities to be registered hereby are the common stock, par value $ .001 per share (the "Common Stock"), of Cypress Communications, Inc. (the "Registrant"), and the associated rights to purchase Series Z Junior Participating Cumulative Preferred Stock of the Registrant (the "Rights"). A description of the Common Stock and the Rights is set forth in the information under "Description of Capital Stock" in the Prospectus which forms a part of the Registration Statement on Form S-1 (File No. 333-92011), filed under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission on December 3, 1999, as subsequently amended (including pursuant to Rule 424(b) under the Securities Act) (the "Registration Statement"), which information is incorporated herein by reference.

Item 2.   Exhibits
          --------

          (1) Specimen Certificate for Shares of Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement).

          (2) Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

          (3) First Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

          (4) Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement).

          (5) Third Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the Registration Statement).

          (6) Fourth Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.5 to the Registration Statement).

                                       2
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          (7)  Form of Fifth Certificate of Amendment to the Amended and
               Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.6 to the Registration Statement).

          (8) Form of Second Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.7 to the Registration Statement).

          (9) Form of Amended and Restated By-laws of Registrant (incorporated by reference to Exhibit 3.8 to the Registration Statement).

          (10) Form of Shareholder Rights Agreement (incorporated by reference to Exhibit 4.2 to the Registration Statement).

                                       3
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              CYPRESS COMMUNICATIONS, INC.


                              By: /s/ R. Stanley Allen
                                  ----------------------------------------------
                                  R. Stanley Allen
                                  Chief Executive Officer


Dated: February 1, 2000